UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2015

ARC Group Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah

(State or other jurisdiction of incorporation)

001-33400	87-0454148
(Commission File Number)	(IRS Employer Identification No.)

810 Flightline Blvd. Deland, FL	32724
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   303-467-5236

N/A

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 0240.13e-4(c))

Item 1.01:                         Entry into a Material Definitive Agreement.

On April 2, 2015, ARC Group Worldwide, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Company, Brean Capital, LLC and Imperial Capital, LLC, as representatives of the several underwriters listed on Schedule A thereto (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 3,450,000 shares (which includes 450,000 shares subject to the Underwriters’ option which has not been exercised as of the date of this Report) of the Company’s common stock, $.0005 par value per share (the “Common Stock”).

The price to the public in the Offering is $5.00 per share, and the Underwriters have agreed to purchase the shares from us pursuant to the Underwriting Agreement at a price of $4.70 per share. The net proceeds to us from the Offering are expected to be approximately $14.1 million, after deducting underwriting discounts and commissions but before deducting other estimated Offering expenses. The Offering is expected to close on or about April 8, 2015, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, we have granted the Underwriters an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase up to an additional 450,000 shares of Common Stock.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of ARC and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering is being made pursuant to our effective registration statement on Form S-1 (Registration Statement No. 333-200666), as amended, previously filed with the Securities and Exchange Commission.  The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein. The Underwriting Agreement contains representations and warranties and other statements which are not for the benefit of any party other than the parties to such agreement and is not intended as a document for investors or the public generally to obtain factual information about the Company. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

Item 8.01.                Other Events.

On April 2, 2015, the Company issued a press release announcing the pricing of the shares to be sold pursuant to the Underwriting Agreement.  A copy of the press release is filed with this Current Report on Form 8-K and attached hereto as Exhibit 99.1.

The information included in this Item 8.01 of this Current Report on Form 8-K shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference to this Item 8.01 in such a filing.

Item 9.01.                Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 2, 2015, by and between the Company, Brean Capital, LLC and Imperial Capital, LLC.

99.1	Press Release issued by the Company on April 2, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Group Worldwide, Inc.

Date: April 2, 2015	By:	/s/ Drew M. Kelley
		Name:	Drew M. Kelley
		Title:	Chief Financial Officer